Exhibit 4.1

Nextel Communications, Inc.

and

BNY Midwest Trust Company,

as Trustee

Senior Serial Redeemable Debt Securities Indenture

Dated as of July 31, 2003

Nextel Communications, Inc.

Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of July 31, 2003

Trust Indenture		Indenture
Act Section		Section

Section 310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	609
	(b)	608, 610
	(c)	Not Applicable
Section 311	(a)	613
	(b)	613
	(c)	Not Applicable
Section 312	(a)	701, 702
	(b)	702(2)
	(c)	702(3)
Section 313	(a)	703
	(b)	703
	(c)	703
	(d)	703(2)
Section 314	(a)(1)-(3)	704
	(a)(4)	1015
	(b)	Not Applicable
	(c)(1)	102, 401, 1304
	(c)(2)	102, 401, 1304
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
	(f)	Not Applicable
Section 315	(a)	601, 603
	(b)	602
	(c)	601
	(d)	601, 603
	(e)	514
Section 316	(a)(1)(A)	512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	104
Section 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
Section 318	(a)	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

ARTICLE Eight	CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE	54
Section 801.	Company May Consolidate, Etc. Only on Certain Terms	54
Section 802.	Successor Corporation to be Substituted	55
ARTICLE Nine	SUPPLEMENTAL INDENTURES	55
Section 901.	Supplemental Indentures Without Consent of Holders	55
Section 902.	Supplemental Indentures with Consent of Holders	56
Section 903.	Execution of Supplemental Indentures	57
Section 904.	Effect of Supplemental Indentures	57
Section 905.	Conformity with Trust Indenture Act	57
Section 906.	Reference in Securities to Supplemental Indentures	57
ARTICLE Ten	COVENANTS	58
Section 1001.	Payment of Principal, Premium and Interest	58
Section 1002.	Maintenance of Office or Agency	58
Section 1003.	Money for Security Payments to be Held in Trust	59
Section 1004.	Existence	59
Section 1005.	Maintenance of Properties	60
Section 1006.	Payment of Taxes and Other Claims	60
Section 1007.	Maintenance of Insurance	60
Section 1008.	Limitation on Consolidated Debt	60
Section 1009.	Limitation on Restricted Payments	61
Section 1010.	Restricted Subsidiaries	63
Section 1011.	Transactions with Affiliates	64
Section 1012.	Change of Control	64
Section 1013.	Activities of the Company and Restricted Subsidiaries	65
Section 1014.	Provision of Financial Information	65
Section 1015.	Statement by Officers as to Default	65
Section 1016.	Waiver of Certain Covenants	65
Section 1017.	Termination of Covenants	65
ARTICLE Eleven	REDEMPTION OF SECURITIES	66
Section 1101.	Applicability of Article	66
Section 1102.	Election to Redeem; Notice to Trustee	66
Section 1103.	Selection by Trustee of Securities to Be Redeemed	66
Section 1104.	Notice of Redemption	67
Section 1105.	Deposit of Redemption Price	67
Section 1106.	Securities Payable on Redemption Date	67
Section 1107.	Securities Redeemed in Part	68

ARTICLE Twelve	SINKING FUNDS	68
Section 1201.	Applicability of Article	68
Section 1202.	Satisfaction of Sinking Fund Payments with Securities	68
Section 1203.	Redemption of Securities for Sinking Fund	69
ARTICLE Thirteen	DEFEASANCE AND COVENANT DEFEASANCE	69
Section 1301.	Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance	69
Section 1302.	Defeasance and Discharge	69
Section 1303.	Covenant Defeasance	69
Section 1304.	Conditions to Defeasance or Covenant Defeasance	70
Section 1305.	Deposited Money, U.S. Government Obligations and Foreign Government Obligations to Be Held in Trust; Miscellaneous Provisions	72
Section 1306.	Reinstatement	72

     INDENTURE, dated as of July 31, 2003, between Nextel Communications, Inc., a Delaware corporation (herein called the “Company”), having its principal office at 2001 Edmund Halley Drive, Reston, Virginia 20191 and BNY Midwest Trust Company, an Illinois trust company, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”) to be issued in one or more series as in this Indenture provided.

     All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of each series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101. Definitions.

     For all purposes of this Indenture (including, with respect to any particular series of Securities, the terms of that particular series established as contemplated by Section 301), except as otherwise expressly provided or unless the context otherwise requires:

     (1)  the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

     (2)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

     (3)  unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

     (4)  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (5)  each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case, as amended from time to time.

     Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

     The following Trust Indenture Act terms used in this Indenture have the following meanings:

     “indenture securities” means the Securities;

     “indenture security holder” means a Holder of a Security;

     “indenture to be qualified” means this Indenture;

     “indenture trustee” or “institutional trustee” means the Trustee; and

     “obligor” on the Securities means the Company and any successor obligor under the Securities.

     All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act in reference to another statute or defined by Commission rule under the Trust Indenture Act, have the meanings so assigned to them.

     “ACT”, when used with respect to any Holder, has the meaning specified in Section 104.

     “ACQUIRED DEBT” means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person.

     “AFFILIATE” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No individual shall be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of such specified Person or of any other Person controlled by or under common control with such specified Person.

     “ANNUALIZED OPERATING CASH FLOW” means, for any fiscal quarter, the Operating Cash Flow for such fiscal quarter multiplied by four.

     “AUTHENTICATING AGENT” means any Person authorized by the Trustee pursuant to Section 614 hereof to act on behalf of the Trustee to authenticate Securities.

     “AVERAGE LIFE” means, at any date of determination with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Debt and (b) the amount of such principal payment by (2) the sum of all such principal payments.

     “BENEFICIAL OWNER” means a beneficial owner as defined in rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days, provided that a Person shall not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

     “BOARD OF DIRECTORS” means the board of directors of the Company or any duly authorized committee of that board.

     “BOARD RESOLUTION” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

     “BUSINESS DAY” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

     “CAPITAL LEASE OBLIGATIONS” of any Person means the obligations to pay rent or other amounts under lease of (or other Debt arrangements conveying the right to use) real or personal property of that Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person determined in accordance with generally accepted accounting principles and the amount of those obligations shall be the capitalized amount thereof in accordance with generally accepted accounting principles and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     “CAPITAL STOCK” of any Person means any and all shares, interests, participations or other equivalents (however designated) of stock of, or other ownership interests in, such Person.

     “CHANGE OF CONTROL” means the occurrence of any of the following events:

     (1)  any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company; provided that no Change of Control shall be deemed to occur pursuant to this clause (1) (a) if the person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody’s for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), (b) if the person is a corporation (i) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody’s or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody’s and remain so rated for the remainder of the period referred to in clause (a) above and (ii) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such person shall be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of “Total Common Equity”), or (c) if within 30 days of the person becoming the Beneficial Owner of more than 50% of the Voting Stock or Total Common Equity of the Company, both S&P and Moody’s have reaffirmed or increased the rating of the Existing Senior Notes and the Securities; or

     (2)  the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is converted into or exchanged for (i) Voting Stock (other than Redeemable Stock) of the surviving or transferee Person or (ii) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (b) immediately after such transaction no person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the surviving or transferee Person; provided that no Change of Control shall be deemed to occur pursuant to this clause (2), (x) if the surviving or transferee Person or the person referred to in clause (2)(b) is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody’s for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), (y) if the surviving or transferee Person or such other person is a corporation (A) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody’s or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody’s and remain so rated for the remainder of the period referred to in clause (x) above and (B) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such person shall be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of “Total Common Equity”) or (z) if within 30 days of such consolidation, merger or asset acquisition, both S&P and Moody’s have reaffirmed the rating of the Existing Senior Notes and the Securities; or

     (3)  during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     Any event that would constitute a Change of Control pursuant to clause (1) or (2) above (X) but for any proviso thereto shall not be deemed to be a Change of Control until such time (if any) as the conditions described in such proviso cease to have been met and (Y) if and to the extent resulting from any restructuring transaction or any sale or assignment of all or substantially all of the assets and liabilities of the Company to, or merger or consolidation of the Company with, any Person (any such transaction, a “Restructuring Transaction”) effected at substantially the same time as and in connection with any of the Permitted Transactions described in clause (1) of the definition of the term “Permitted Transactions” shall not constitute a Change of Control so long as the Persons who, immediately prior to the closing of such Restructuring Transaction and the particular Permitted Transaction being consummated at substantially the same time and in connection therewith (the “Restructuring Closing”), were the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company would remain, immediately after such Restructuring Closing (and after taking into account all issuances of securities in such Restructuring Transaction and related Permitted Transaction), the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company (or the surviving or transferee Person, as the case may be); provided that, immediately after any transaction or combination of transactions described in this clause (Y), no person (as such term is used in Sections 13(d) and 14(a) of the Exchange Act and the rules and regulations thereunder) is the ultimate Beneficial Owner of more than 50% of the total Voting Stock or more than 50% of the Total Common Equity of the Company (or the surviving or transferee Person, as the case may be) unless such person (as so defined) was the Beneficial Owner of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company immediately before such transaction or combination of transactions.

     “CLOSING DATE” means, with respect to any series of Securities, the date on which such Securities were first issued hereunder.

     “CLOSING PRICE” on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if no shares of Capital Stock are listed or admitted to trading on the New York

Stock Exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market and the issuer and principal securities exchange do not meet the requirements listed above, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that is selected from time to time by the Company for that purpose.

     “COMMISSION” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     “COMMON STOCK” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     “COMPANY” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

     “COMPANY REQUEST” or “COMPANY ORDER” means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     “CONSOLIDATED ADJUSTED NET INCOME” and “CONSOLIDATED ADJUSTED NET LOSS” mean, for any period, the net income or net loss, as the case may be, of the Company and its Restricted Subsidiaries for such period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication (1) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business, (2) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (3) any after-tax gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt), (4) any foreign exchange gain or loss, (5) all payments in respect of dividends on shares of Preferred Capital Stock of the Company, (6) any other extraordinary, non-recurring or unusual items incurred by the Company or any of its Restricted Subsidiaries, and (7) all income or losses of Unrestricted Subsidiaries and Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting except, in the case of any such income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Unrestricted Subsidiary or Person.

     “CONSOLIDATED ADJUSTED NET INCOME (LOSS)” means, for any period, the Company’s Consolidated Adjusted Net Income or Consolidated Adjusted Net Loss for such period, as applicable.

     “CONSOLIDATED DEBT TO ANNUALIZED OPERATING CASH FLOW RATIO” means, as at any date of determination, the ratio of (1) the aggregate amount of Debt of the Company and the Restricted Subsidiaries on a Consolidated basis outstanding as at the date of determination to (2) the Annualized Operating Cash Flow of the Company for the most recently completed fiscal quarter of the Company.

     “CONSOLIDATED INTEREST EXPENSE” of any Person means, for any period, the aggregate interest expense and fees and other financing costs in respect of Debt (including amortization of original issue discount and non-cash interest payments and accruals), the interest component in respect of Capital Lease Obligations and any deferred payment obligations of such Person and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with generally accepted accounting principles and all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs (including amortizations of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and the amount of dividends paid in respect of Redeemable Stock (unless such dividends are paid in Capital Stock that is not Redeemable Stock).

     “CONSOLIDATED NET WORTH” of any Person means the Consolidated stockholders’ equity of such Person, determined on a Consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to the Company, no effect shall be given to adjustments following the Closing Date to the accounting books and records of the Company in accordance with Accounting Principles Board Opinion No. 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person.

     “CONSOLIDATION” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company, if and to the extent that the accounts of each such Restricted Subsidiary would normally be consolidated with those of the Company in accordance with generally accepted accounting principles; provided, however, that “Consolidation” shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term “Consolidated” has a correlative meaning.

     “CORPORATE TRUST OFFICE” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which address, as of the date of execution and delivery of this Indenture, is located at 101 Barclay Street, 8 West, New York, New York 10286, Attention: Corporate Trust Administration.

     “CORPORATION” means a corporation, association, company, joint-stock company, limited liability company, or business trust.

     “COVENANT DEFEASANCE” has the meaning specified in Section 1303.

     “CREDIT FACILITY” means any credit facility (whether a term or revolving type) of the type customarily entered into with banks, between the Company and/or any of its Restricted Subsidiaries, on the one hand, and any banks or other lenders, on the other hand (and any renewals, refundings, extensions or replacements of any such credit facility), which credit facility is designated by the Company as a “Credit Facility” for purposes of this Indenture, and shall include all such credit facilities in existence on the Closing Date whether or not so designated, to the extent that the aggregate principal balance of Debt that is Incurred and outstanding under all Credit Facilities at any time does not exceed $6.0 billion.

     “CURRENCY AGREEMENT” means, with respect to any Person, any foreign currency protection agreement, any foreign exchange contract, forward contracts, currency swap agreement, currency option agreement or other similar agreement or arrangement to which such Person is a party or by which such Person is bound.

     “DEBT”, except as otherwise specified as contemplated by Section 301, means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (1) every obligation of such Person for money borrowed, (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (3) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (5) every Capital Lease Obligation of such Person, (6) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination plus accrued but unpaid dividends, (7) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements (other than Currency Agreements and Interest Rate Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and that do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder) and (8) every obligation of the type referred to in clauses (1) through (7) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

     The amount of Debt of any Person as of any determination date shall be the outstanding balance on such date in the case of unconditional obligations and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligations; provided, that

(A)	the amount outstanding at any time of any Debt issued at a price less than its principal or face amount at maturity shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles;

(B)	the amount of Debt represented by Redeemable Stock of any Person shall be the maximum amount that such Person can be required to pay to redeem, repay or repurchase such Redeemable Stock (excluding any accrued dividends) as of the determination date, and if such price is based upon, or measured by, the fair market value of such Redeemable Stock, such fair market value will be determined in good faith by the Board of Directors of the issuer of such Redeemable Stock;

(C)	the amount of Debt represented by obligations under any Currency Agreement or Interest Rate Agreement shall be the termination value of such agreement that would be payable by such Person if it was terminated as of the date of determination; and

(D)	money borrowed and set aside at the time of the incurrence of any Debt in order to refund the payment of the interest on such Debt shall not be deemed to be “Debt”.

Notwithstanding the foregoing, Debt shall not include:

(i)	trade payables and accrued liabilities arising in the ordinary course of business;

(ii)	any liability for federal, state, local or other taxes;

(iii)	performance, surety or appeal bonds or other similar agreements or arrangements provided consistent with industry practice or in the ordinary course of business; or

(iv)	indemnification, adjustment of purchase price or similar obligations under, or guarantees or letters of credit, surety bonds, appeal bonds, performance bonds or other similar agreements or arrangements securing any obligations of the Company or any of its Subsidiaries pursuant to, agreements relating to the acquisition or disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition).

     “DEFAULT” means an event that is, or after notice or passage of time, or both, would be, an Event of Default with respect to Securities of any particular series.

     “DEFAULTED INTEREST” has the meaning specified in Section 307.

     “DEFEASANCE” has the meaning specified in Section 1302.

     “DEFEASIBLE COVENANT” has the meaning specified in Section 1303.

     “DEPOSITARY” shall mean, with respect to Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person specified in Section 301 as the Depositary with respect to the Securities, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     “DIGITAL MOBILE” means a radio communications system that employs digital technology with a multi-site configuration that will permit frequency reuse as described in the 2002 Annual Report of Nextel Communications, Inc. on Form 10-K under Item I of Part I entitled “Business.”

     “DIGITAL MOBILE-SMR OPERATING CASH FLOW” means, for any fiscal quarter, (1) the net income or loss, as the case may be, of the Company and its Restricted Subsidiaries from its Digital Mobile and Specialized Mobile Radio businesses and related activities and services for such fiscal quarter, plus (2) depreciation and amortization charged with respect thereto for such fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or loss, by excluding (a) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business, (b) any gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (c) any gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt), (d) any foreign exchange gain or loss, (e) any other extraordinary, non-recurring or unusual items and (f) all income or losses of Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting, except, in the case of any such income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Person, plus (3) all amounts deducted in calculating net income or loss for such fiscal quarter in respect of interest expense and other financing costs and all income taxes, whether or not deferred, applicable to such fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles.

     “DIRECTED INVESTMENT” by the Company or any of its Restricted Subsidiaries means any Investment for which the cash or property used for such Investment is received by the Company from the issuance or sale (other than to a Restricted Subsidiary) on or after June 1, 1997 of shares of its Capital Stock (other than Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock) designated by the Board of Directors as a “Directed Investment” to be used for one or more specified investments in the telecommunications business (including related activities and services) and is so designated and used at any time within 365 days after the receipt thereof; provided that the aggregate amount of any such Directed Investments may not at any time exceed fifty percent (50%) of the aggregate amount of such cash or property received by the Company on or after June 1, 1997 from any such issuance or sale or capital contribution; and provided further that any proceeds from any such issuance or sale may not be used for such an Investment if such proceeds were, prior to being designated for use as a Directed Investment, (1) used to make a Restricted Payment or (2) used as the basis for the Incurrence of Debt under clause (1) of Section 1008 unless and until the amount of any such Debt (a) is treated as newly issued Debt and could be Incurred in accordance with Section 1008 (other than under clause (1) thereof) or (b) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with Section 1008 (other than under clause (1) thereof) or (c) has otherwise been repaid and, in the circumstances described in clauses (a) and (b), the Company delivers to the Trustee a certificate confirming that the requirements of such clauses have been met.

     “DISINTERESTED DIRECTOR” means, with respect to any proposed transaction between the Company and an Affiliate thereof, a member of the Board of Directors who is not an officer or employee of the Company, would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Stock of the Company.

     “DOLLARS”, “U.S.$”, “U.S. DOLLARS” or “$” shall mean lawful money of the United States of America.

     “EXISTING SENIOR NOTES” means the outstanding 10.65% Senior Redeemable Discount Notes due 2007, 9-3/4% Senior Serial Redeemable Discount Notes due 2007, 9.95% Senior Serial Redeemable Discount Notes due 2008, 12% Senior Serial Redeemable Notes due 2008, 4-3/4% Convertible Senior Notes due 2007, 9.375% Senior Serial Redeemable Notes due 2009, 5.25% Convertible Senior Notes due 2010, 6% Convertible Senior Notes due 2011 and 9.5% Senior Serial Redeemable Notes due 2011 of Nextel Communications, Inc.

     “EVENT OF DEFAULT” has the meaning specified in Section 501.

     “EXCHANGE ACT” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case, as amended from time to time.

     “FOREIGN GOVERNMENT OBLIGATION” has the meaning specified in Section 1304.

     “EXPIRATION DATE” has the meaning specified in the definition of Offer to Purchase.

     “FAIR MARKET VALUE” means, for purposes of clause (1) of Section 1008, the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that (1) the Fair Market Value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (2) in the event the aggregate Fair Market Value of any other property received by the Company exceeds $10 million, the Fair Market Value of such property shall be (1) so long as such a Fair Market Value determination of such property is required to be made pursuant to the Certificate of Designation for the Series E Preferred Stock or pursuant to the terms of the Series E Debenture Indenture, the Fair Market Value as so determined, which shall be set forth in an Officer’s Certificate delivered to the Trustee, and (b) otherwise, such Fair Market Value shall be as determined in good faith by the Board of Directors, including a majority of Disinterested Directors who are then members of such Board of Directors, which determination shall be conclusive if evidenced by a Board Resolution.

     “FEBRUARY INDENTURE” means the Indenture, dated February 11, 1998, between the Company, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the February Notes.

     “FEBRUARY NOTES” means the Company’s 9.95% Senior Serial Redeemable Discount Notes due 2008.

     “GLOBAL SECURITY” or “GLOBAL SECURITIES” has the meaning provided in Section 204.

     “GUARANTEE” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (2) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     “HOLDER” means a Person in whose name a Security is registered in the Security Register.

     “INCUR” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred”, shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt, and the accretion of original issue discount on Debt shall not be deemed to be an Incurrence of Debt. Debt otherwise Incurred by a Person before it becomes a Restricted Subsidiary of the Company shall be deemed to have been Incurred at the time it becomes such a Restricted Subsidiary.

     “INDENTURE” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. With respect to any particular series of Securities, the term “Indenture” shall also include the terms of that particular series of Securities established as contemplated by Section 301.

     “INTEREST PAYMENT DATE”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     “INTEREST RATE AGREEMENT” means, with respect to any Person, any interest rate protection agreement, interest rate futures agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement, interest rate hedge agreement, option or futures contract or other similar agreement or arrangement to which such Person is a party or by which it is bound.

     “INVESTMENT” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person or the designation of a Subsidiary as an Unrestricted Subsidiary; provided that a transaction will not be an Investment to the extent it involves (1) the issuance or sale by the Company of its Capital Stock (other than Redeemable Stock), including options, warrants or other rights to acquire such Capital Stock (other than Redeemable Stock) or (2) a transfer, assignment or contribution by the Company of shares of Capital Stock (or any options, warrants or rights to acquire Capital Stock), or all or substantially all of the assets of, any Unrestricted Subsidiary of the Company to another Unrestricted Subsidiary of the Company.

     “INVESTMENT GRADE” means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody’s, or if S&P or Moody’s changes its rating system, then a comparable rating in such successor system.

     “JANUARY INDENTURE” means the Indenture, dated January 26, 2001, between the Company, as issuer, and BNY Midwest Trust Company, as trustee, relating to the January Notes.

     “JANUARY NOTES” means the Company’s 9.5% Senior Serial Redeemable Notes due 2011.

     “MARKETABLE SECURITIES” means:

     (1)  securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than eighteen months;

     (2)  time deposits and certificates of deposit, having maturities of not more than eighteen months from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having outstanding long-term debt rated A or better (or the equivalent thereof) by S&P or Aaa or better (or the equivalent thereof) by Moody’s; and

     (3)  commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s, and in each case maturing within eighteen months.

     “MATURITY”, when used with respect to any Security, means the date on which the principal or an installment of principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, offer to purchase or otherwise.

     “MOODY’S” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody’s Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then “Moody’s” shall mean any other national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Trustee.

     “NOTICE OF DEFAULT” means a written notice of the kind specified in Section 501(6).

     “NOVEMBER 1998 INDENTURE” means the Indenture, dated November 4, 1998, between the Company, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the November 1998 Notes.

     “NOVEMBER 1998 NOTES” means the Company’s 12% Senior Serial Redeemable Notes due 2008.

     “NOVEMBER 1999 INDENTURE” means the Indenture, dated November 12, 1999, between the Company, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the November 1999 Notes.

     “NOVEMBER 1999 NOTES” means the Company’s 9.375% Senior Serial Redeemable Notes due 2009.

     “OCTOBER INDENTURE” means the Indenture, dated October 22, 1997, between the Company, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the October Notes.

     “OCTOBER NOTES” means the Company’s 9¾% Senior Serial Redeemable Discount Notes due 2007.

     “OFFER” has the meaning specified in the definition of Offer to Purchase.

     “OFFER TO PURCHASE” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 10 days or more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee, in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which, at a minimum, shall include (i) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company’s business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if required under applicable law, pro forma financial information concerning, among other things, the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender their Securities pursuant to the Offer to Purchase. The Offer shall also state:

     (1)  the section of this Indenture pursuant to which the Offer to Purchase is being made;

     (2)  the Expiration Date and the Purchase Date;

     (3)  the aggregate principal amount at Stated Maturity of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (the “Purchase Amount”);

     (4)  the purchase price to be paid by the Company for each $1,000 principal amount at Stated Maturity of Securities accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

     (5)  the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of Securities tendered must be tendered in an integral multiple of $1,000 of principal amount at Stated Maturity;

     (6)  the place or places where the Securities are to be surrendered for tender pursuant to the Offer to Purchase;

     (7)  that interest, if any, on any Securities not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

     (8)  that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase;

     (9)  that each Holder electing to tender Securities pursuant to the Offer to Purchase will be required to surrender such Securities at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Securities being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing);

     (10)  that Holders will be entitled to withdraw all or any portion of the Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at Stated Maturity of the Securities the Holder tendered, the certificate number of the Securities the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

     (11)  that the Company shall purchase all such Securities duly tendered and not withdrawn pursuant to the Offer to Purchase; and

     (12)  that in the case of any Holder whose Securities are purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Securities without service charge, new Securities of any authorized denomination as requested by such Holder, in an aggregate principal amount at Stated Maturity equal to and in exchange for the unpurchased portion of the aggregate principal amount at Stated Maturity of the Securities so tendered.

     Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

     “OFFICERS’ CERTIFICATE” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 1015 shall be the principal executive, financial or accounting officer of the Company.

     “OPERATING CASH FLOW” means, for any fiscal quarter, (1) the Company’s Consolidated Adjusted Net Income (Loss) plus depreciation and amortization in respect thereof for such fiscal quarter, plus (2) all amounts deducted in calculating Consolidated Adjusted Net Income (Loss) for such fiscal quarter in respect of interest expense and other financing costs, including dividends paid in respect of Redeemable Stock, and all income taxes, whether or not deferred, applicable to such income period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Operating Cash Flow Ratio, (a) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter, (b) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter and (c) if the Company or any Restricted Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed (including through termination or discontinuance of activities constituting such operating business) of any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

     “OPERATING CASH FLOW TO CONSOLIDATED INTEREST EXPENSE RATIO” means, as at any date of determination, the ratio of (1) the Operating Cash Flow of the Company for the most recently completed fiscal quarter of the Company to (2) the Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the most recently completed fiscal quarter of the Company.

     “OPINION OF COUNSEL” means a written opinion of counsel, who may be counsel for the Company.

     “ORIGINAL ISSUE DISCOUNT SECURITY” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502. The term “interest,” when used with respect to an Original Issue Discount Security, which by its terms bears interest only after Maturity, means interest payable after Maturity.

     “OUTSTANDING”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (1)  Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (2)  Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (3)  Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

     (4)  Securities as to which Defeasance has been effected pursuant to Section 1302;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 502, (b) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be that number of Dollars into which the principal amount of such Security may be converted, determined in the manner provided as contemplated by Section 301, on the date of original issuance of such Security and (c) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     “PAYING AGENT” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

     “PERMITTED DEBT” means:

     (1)  any Debt (including Guarantees thereof) outstanding on the Closing Date (including the Securities) and any accretion of original issue discount and accrual of interest with respect to such Debt;

     (2)  any Debt outstanding under a Credit Facility;

     (3)  any Vendor Financing Debt or any other Debt Incurred to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of equipment, inventory or network assets acquired by the Company or any of its Restricted Subsidiaries after the Closing Date;

     (4)  Debt (a) to the Company or (b) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Debt (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Debt not permitted by this clause (4);

     (5)  Debt (a) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (b) under Currency Agreements or Interest Rate Agreements; provided that such agreements (i) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (iii) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

     (6)  renewals, refundings or extensions of any Debt referred to in clause (1) or (3) above or Incurred pursuant to clause (2) of Section 1008 and any renewals, refundings or extensions thereof, plus (a) the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, refunding or extension and (b) such other fees and expenses of the Company reasonably incurred in connection with the renewal, refunding or extension, provided that such renewal, refunding or extension shall constitute Permitted Debt only (i) to the extent that it does not result in an increase in the aggregate principal amount (or, if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, in an amount not greater than such lesser amount) of such Debt (except as permitted by clause (a) or (b) above), and (ii) to the extent such renewed, refunded or extended Debt does not have a mandatory redemption date prior to the mandatory redemption date of the Debt being renewed, refunded or extended or have an Average Life shorter than the remaining Average Life of the Debt being renewed, refunded or extended;

     (7)  Debt payable solely in, or mandatorily convertible into, Capital Stock (other than Redeemable Stock) of the Company; and

     (8)  Debt (in addition to Debt permitted under clauses (1) through (7) above) in an aggregate principal amount outstanding at any time not to exceed $450 million.

     “PERMITTED DISTRIBUTION” of a Person means (1) the exchange by such Person of Capital Stock (other than Redeemable Stock) for outstanding Capital Stock, including, without limitation, the redemption, repurchase or other acquisition or retirement for value of Capital Stock out of the proceeds of a substantially concurrent issue and sale, other than to a Restricted Subsidiary, of Capital Stock (other than Redeemable Stock); (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Debt of the Company that is subordinate in right of payment to the Securities, in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, either (a) Capital Stock of the Company (other than Redeemable Stock) or (b) Debt of the Company that is subordinate in right of payment to the Securities on subordination terms no less favorable to the Holders of the Securities in their capacities as such than the subordination terms (or other arrangement) applicable to the Debt that is redeemed, repurchased, defeased or otherwise acquired or retired for value, provided that, in the case of this clause (b), such new Debt does not mature prior to the Stated Maturity or have a mandatory redemption date prior to the mandatory redemption date of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value or have an Average Life shorter than the remaining Average Life of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value; and (3) dividend, penalty or other mandated payments, including mandatory repurchases, on or in respect of any class or series of the Company’s Preferred Capital Stock that is authorized and designated on the Closing Date (i.e., the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Series E Preferred Stock and Zero Coupon Preferred Stock of the Company).

     “PERMITTED INVESTMENT” means any Investment in Marketable Securities.

     “PERMITTED TRANSACTION” means with respect to each series of Securities (1) any transaction pursuant to agreements (whether or not definitive, and regardless of whether binding or non-binding) existing on the Closing Date for such series and described in or incorporated by reference into the Prospectus Supplement and (2) any transaction or transactions with any vendor or vendors of property or materials used in the telecommunications business (including related activities and services) of the Company or any Restricted Subsidiary, provided (a) such transactions are in the ordinary course of business and (b) such vendor does not beneficially own more than 50% of the voting power of the Voting Stock of the Company.

     “PERSON” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     “PLACE OF PAYMENT”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

     “PREDECESSOR SECURITY” of any particular Security means every previous Security evidencing all or a portion of the same Debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same Debt as the mutilated, destroyed, lost or stolen Security.

     “PREFERRED CAPITAL STOCK”, as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     “PROSPECTUS SUPPLEMENT” means, with respect to each series of securities, the supplement specifying the terms of such series to the prospectus dated July 11, 2003 included in the Company’s registration statement (File No. 333-104076) and filed with the Commission pursuant to Rule 424.

     “PURCHASE AMOUNT” has the meaning specified in the definition of Offer to Purchase.

     “PURCHASE DATE” has the meaning specified in the definition of Offer to Purchase.

     “PURCHASE PRICE” has the meaning specified in the definition of Offer to Purchase.

     “RECORD EXPIRATION DATE” has the meaning specified in Section 104.

     “REDEEMABLE STOCK” means, with respect to any Person, and with respect to the Securities of any series, any Capital Stock of such Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Securities of such series, (2) redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Securities of such series or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Debt having a scheduled maturity prior to the Stated Maturity of the Securities of such series; provided, that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring prior to the Stated Maturity of the Securities of such series shall not constitute Redeemable Stock if the “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the analogous provisions, if any, which apply to the Securities of such series and such Capital Stock specifically provides that such Person will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company’s repurchase of the Securities of such series as are required to be repurchased pursuant to the analogous provisions which apply to the Securities of such series; and provided, further, that the Series D Preferred Stock, the Series E Preferred Stock, the Zero Coupon Preferred Stock and any other series of Preferred Capital Stock of the Company that, by its terms, is not Redeemable Stock for purposes of this Indenture shall not be considered to constitute Redeemable Stock.

     “REDEMPTION DATE”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     “REDEMPTION PRICE”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     “REGULAR RECORD DATE” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

     “REQUIRED CONSENT” means, except as otherwise expressly provided in this Indenture with respect to matters requiring the consent of each holder of any series of the Securities affected thereby: (1) the consent of holders of not less than a majority in aggregate principal amount at Stated Maturity of that series of the Securities for any action to (a) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon such Trustee, or (b) consent to or waive, on behalf of the holders of all the Securities of that series, any past default and its consequences; and (2) with respect to all other actions requiring the consent of holders of that series of the Securities, the consent of either (a) a majority in aggregate principal amount at Stated Maturity of that series of the Securities or (b) a majority in aggregate principal amount at Stated Maturity of (i) that series of the Securities, (ii) the September Notes, if the holders of the September Notes are being requested to consent to such action with respect to the terms of the September Notes or the September Indenture, (iii) the October Notes, if the holders of the October Notes are being requested to consent to such action with respect to the terms of the October Notes or the October Indenture, (iv) the February Notes, if the holders of the February Notes are being requested to consent to such action with respect to the terms of the February Notes or the February Indenture, (v) the November 1998 Notes, if the holders of the November 1998 Notes are being requested to consent to such action with respect to the terms of the November 1998 Notes or the November 1998 Indenture, (vi) the November 1999 Notes, if the holders of the November 1999 Notes are being requested to consent to such action with respect to the terms of the November 1999 Notes or the November 1999 Indenture, (vii) the January Notes, if the holders of the January Notes are being requested to consent to such action with respect to the terms of the January Notes or the January Indenture and (viii) any other issue or series of unsubordinated, unsecured notes issued by the Company (including any other series of the Securities), if such notes or the indenture pursuant to which such notes were issued both (A) require the consent of the holders of such notes to such action and (B) provide that the holders thereof will vote with the holders of that series of the Securities with respect to such action.

     “RESPONSIBLE OFFICER”, when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     “RESTRICTED PAYMENTS” has the meaning specified in Section 1009.

     “RESTRICTED SUBSIDIARY” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     “S&P” means Standard & Poor’s Ratings Services or, if Standard & Poor’s Ratings Services shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor’s Ratings Services ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then “S&P” shall mean any other nationally recognized rating agency (other than Moody’s) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Trustee.

     “SECURITIES” means securities designated in the first recital of this Indenture that are authenticated and delivered under this Indenture.

     “SECURITIES ACT” means the Securities Act of 1933 and any statute successor thereto, in each case, as amended from time to time.

     “SECURITY REGISTER” and “SECURITY REGISTRAR” have the respective meanings specified in Section 305.

     “SEPTEMBER INDENTURE” means the Indenture, dated September 17, 1997, between the Company, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the September Notes.

     “SEPTEMBER NOTES” means the Company’s 10.65% Senior Redeemable Discount Notes due 2007.

     “SERIES D PREFERRED STOCK” means the 13% Series D Exchangeable Redeemable Preferred Stock of the Company issued on July 21, 1997 and any shares of Preferred Capital Stock issued in exchange therefor or as payment in kind dividends thereon.

     “SERIES E DEBENTURE INDENTURE” means an indenture (having terms and conditions substantially as summarized in that certain confidential Offering Memorandum, dated February 6, 1998), prepared in connection with the original issuance by the Company of shares of Series E Preferred Stock, pursuant to which certain exchange debentures may be issued by the Company in exchange for outstanding shares of Series E Preferred Stock.

     “SERIES E PREFERRED STOCK” means the 11.125% Series E Exchangeable Redeemable Preferred Stock of the Company issued on February 11, 1998 and any shares of Preferred Capital Stock issued in exchange therefor or as payment in kind dividends thereon.

     “SPECIAL RECORD DATE” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     “SIGNIFICANT SUBSIDIARY” means, as of any date of determination, a Subsidiary of the Company (1) that conducts Digital Mobile business operations or holds assets relating to Digital Mobile business operations, in each case, primarily in the United States, and (2) either (a) in which the investments in, and advances to, such Subsidiary by the Company are at least equal to 10% of the total book value of the assets of the Company and its consolidated Subsidiaries, or (b) has assets with a book value that is at least equal to 10% of the total book value of the assets of the Company and its consolidated Subsidiaries (excluding, in each case, any Subsidiary that would not be classified as a “Significant Subsidiary” because it does not meet the requirements of clause (1) or (3) of this definition), and (3) that is classified as a “Restricted Subsidiary” for purposes of any indenture to which the Company is a party or by which the Company is bound.

     “SPECIALIZED MOBILE RADIO” or “SMR” means a mobile radio communications system that is operated as described in the 2002 Annual Report of Nextel Communications, Inc. on Form 10-K under Item I of Part I entitled “Business.”

     “STATED MATURITY” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, and, when used with respect to any other Debt or installment of principal thereof or interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest thereon is due and payable.

     “SUBSIDIARY” of any Person means (1) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     “SURVIVING ENTITY” has the meaning specified in Section 801.

     “TOTAL COMMON EQUITY” of any Person means, as of any day of determination (and as modified for purposes of the definition of “Change of Control”), the product of (1) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (2) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

     “TOTAL MARKET VALUE OF EQUITY” of the Company means, as of any day of determination, the sum of (1) the product of (a) the aggregate number of outstanding primary shares of Common Stock of the Company on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of the Company) and (b) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (2) the liquidation value of any outstanding shares of Preferred Capital Stock of the Company on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

     “TRADING DAY” with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

     “TRUSTEE” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

     “TRUST INDENTURE ACT” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     “UNRESTRICTED SUBSIDIARY” means, except as otherwise specified as contemplated by Section 301, (1) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (2) any Subsidiary of any Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (A) neither the Company nor any Restricted Subsidiary provides credit support for, or a Guarantee of, any Debt of the Subsidiary (including any undertaking, agreement or instrument evidencing such Debt), (B) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Company or any Restricted Subsidiary, except any nonrecourse guarantee given solely to support the pledge by the Company or a Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary, to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity and (C) any such designation by the Board of Directors shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture.

     “U.S. GOVERNMENT OBLIGATION” has the meaning specified in Section 1304.

     “VENDOR FINANCING DEBT” means any Debt owed to (1) a vendor or supplier of any property or materials used by the Company or its Restricted Subsidiaries in their telecommunications business, (2) any Affiliate of such a vendor or supplier, (3) any assignee of such a vendor, supplier or Affiliate of such a vendor or supplier, or (4) a bank or other financial institution that has financed or refinanced the purchase of such property or materials from such a vendor, supplier, Affiliate of such a vendor or supplier or assignee of such a vendor or supplier; provided that the aggregate amount of such Debt does not exceed the sum of (A) the purchase price of such property or materials (including transportation, installation, warranty and testing charges, as well as applicable taxes paid, in respect of such property or materials), (B) the cost of design, development, site acquisition and construction, (C) any interest or other financing costs accruing or otherwise payable in respect of the foregoing, and (D) the cost of any services provided by such vendor, supplier or Affiliate of such vendor or supplier.

     “VICE PRESIDENT”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

     “VOTING STOCK” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     “ZERO COUPON PREFERRED STOCK” means the Zero Coupon Convertible Preferred Stock due 2013 of the Company issued on December 23, 1998.

     Section 102. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

     (1)  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3)  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104. Acts of Holders; Record Dates.

     (1)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

     Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided or permitted in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interest in any such Global Security.

     (2)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (3)  The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities of such series; provided, that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Company prior to the first solicitation of a Holder of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and without any action by any Person be canceled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of any Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (a) any Notice of Default, (b) any declaration of acceleration referred to in Section 502, (c) any request to institute proceedings referred to in Section 507(2), (d) any direction referred to in Section 512, in each case, with respect to Securities of such series or (e) the Required Consent. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and without any action by any Person be canceled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

     With respect to any record date set pursuant to this Section 104, the party hereto that sets such record date may designate any day as the “Record Expiration Date” and from time to time may change the Record Expiration Date to any earlier or later day; provided, that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or before the existing Record Expiration Date. If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

     (4)  The ownership of Securities shall be proved by the Security Register.

     (5)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (6)  Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 105. Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1)  the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile followed by a mailed copy) and mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

     (2)  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or dispatched for delivery (prepaid by the sender) by an overnight courier service with written evidence of delivery required, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, or at any other address previously furnished in writing to the Trustee by the Company.

Section 106. Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled to receive such notice, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107. Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109. Successors.

     All covenants and agreements in this Indenture by the Company shall bind its successors.

Section 110. Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112. Governing Law.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 113. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities, other than a provision of the Securities of any series which specifically states that such provision shall apply in lieu of this Section 113) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect (including with respect to the accrual of interest) as if made on the Interest Payment Date, Redemption Date, Purchase Date or at the Stated Maturity; provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be.

Section 114. No Recourse Against Others.

     No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Securities, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability, either at common law or in equity or by constitution or statute, is hereby waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities.

ARTICLE TWO

SECURITY FORMS

Section 201. Forms Generally.

     The Securities of each series shall be in substantially the form set forth in this Article Two, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistent herewith, be determined by the officer or officers of the Company executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

     The Trustee’s certificates of authentication shall be in substantially the form set forth at Section 205.

     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officer or officers of the Company executing such Securities, as evidenced by their execution of such Securities.

Section 202. Form of Face of Security.

     The face of each Security shall be in substantially the following form:

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

NEXTEL COMMUNICATIONS, INC.

[INSERT TITLE]

[INSERT SERIES]

CUSIP NO. ________

No.	$

     NEXTEL COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                        , or registered assigns, the principal sum of             [Dollars] [IF OTHER THAN DOLLARS, SUBSTITUTE OTHER CURRENCY UNITS] on            ,             [IF THE SECURITY IS TO BEAR INTEREST PRIOR TO MATURITY, INSERT —, and to pay interest thereon from                        or from the most recent Interest Payment Date to which interest has been paid or duly provided for], [semiannually] [IF OTHER THAN SEMI-ANNUAL INTEREST AT A FIXED RATE, INSERT FREQUENCY OF PAYMENT AND PAYMENT DATES] on             and             in each year, commencing                       , at [IF THE SECURITY IS TO BEAR INTEREST AT A FIXED RATE, INSERT — THE RATE OF      % PER ANNUM], [ IF THE SECURITY IS TO BEAR INTEREST AT A RATE DETERMINED WITH REFERENCE TO ONE OR MORE FORMULA, REFER TO DESCRIPTION INDEX BELOW] until the principal hereof is paid or made available for payment] [IF APPLICABLE, INSERT —, and (to the extent that the payment of such interest shall be legally enforceable) at [IF THE SECURITY IS TO BEAR INTEREST AT A FIXED RATE, INSERT — the rate of      % per annum on any overdue principal and premium and on any overdue installment of interest from the dates such amounts are due until they are paid or made available for payment]. Interest shall be computed on the basis of [a 360-day year of twelve 30-day months] [IF ANOTHER BASIS OF CALCULATING INTEREST IS TO BE DIFFERENT, INSERT A DESCRIPTION OF SUCH METHOD.] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the             or             (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

     [IF THE SECURITIES ARE SECURITIES WITH RESPECT TO WHICH THE PRINCIPAL OF OR ANY PREMIUM OR INTEREST ON, MAY BE DETERMINED WITH REFERENCE TO ONE OR MORE INDICES OR FORMULAS, INSERT THE TEXT OF SUCH INDICES OR FORMULAS.]

     [IF THE SECURITY IS NOT TO BEAR INTEREST PRIOR TO MATURITY, INSERT — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of            % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for.]

     [IF THE SECURITIES ARE ORIGINAL ISSUE DISCOUNT SECURITIES, INSERT — The principal of this Security shall not bear or accrue interest until                       .]

     Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of            % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.

     Payment of the principal of (and premium, if any) and [IF APPLICABLE, INSERT — any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in                        in such coin or currency of [the United States of America] [INSERT OTHER CURRENCY OR CURRENCY UNIT, IF APPLICABLE] as at the time of payment is legal tender for payment of public and private debts [IF APPLICABLE, insert —; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

NEXTEL COMMUNICATIONS, INC.

[Seal]

By:
Title:

Attest:

Title:

Section 203. Form of Reverse of Security.

     The reverse side of each Security shall be in substantially the following form:

     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of            , 200   (herein called the “Indenture”), between the Company and            , as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert — limited in aggregate principal amount to [$           ]. The Securities are unsecured general obligations of the Company.

     [IF APPLICABLE, INSERT— The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [IF APPLICABLE, INSERT — (1) on             in any year commencing with the year             and ending with the year             through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [IF APPLICABLE, INSERT — on or after            , 20    ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): if redeemed [IF APPLICABLE INSERT — on or before            ,     %, and if redeemed] during the 12-month period beginning of the             years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to       % of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

     [IF APPLICABLE, INSERT — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on             in any year commencing with the year             and ending with the year             through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [IF APPLICABLE, INSERT — on or after                       ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning                        of the years indicated,

	Redemption Price for		Redemption Price for
	Redemption Through		Redemption Otherwise
	Operation of the		Than Through Operation
Year	Sinking Fund	Year	of the Sinking Fund

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.]

     [IF APPLICABLE, INSERT — Notwithstanding the foregoing, the Company may not, prior to             redeem any Securities of this series as contemplated by [if applicable, insert — clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than     % per annum.]

     [IF APPLICABLE, INSERT — The sinking fund for this series provides for the redemption on             in each year beginning with the year             and ending with the year             of [IF APPLICABLE, INSERT — not less than $            (“mandatory sinking fund”) and not more than] $            aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [IF APPLICABLE, INSERT — mandatory] sinking fund payments otherwise required to be made [IF APPLICABLE, INSERT — in the inverse order in which they become due].]

     [IF APPLICABLE, INSERT — The Securities are subject to redemption, as a whole at any time or in part from time to time, at the sole election of the Company, upon not less than 30 or more than 60 days notice by mail to the Trustee at a Redemption Price equal to            .]

     [IF APPLICABLE, INSERT — The holder of this Security shall have the right to require the Company to pay this Security in full on            ,      by giving the Company or the Registrar written notice of the exercise of such right not less than 30 or more than 60 days prior to such date.]

     [IF THE SECURITY IS SUBJECT TO REDEMPTION, INSERT — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

     [IF APPLICABLE, INSERT — This Security is not subject to redemption prior to Maturity.]

     [IF APPLICABLE, INSERT — The Indenture contains provisions for defeasance at any time of [(a)] (the entire indebtedness evidenced by this Security] [and (b)] [certain restrictive covenants and Events of Default with respect to this Security,] [in each case,] upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.]

     [IF THE SECURITY IS NOT AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.] [IF APPLICABLE, INSERT — “Event of Default” means any one of the events specified at clauses             and             of Section 501 of the Indenture.]

     [IF THE SECURITY IS CONVERTIBLE INTO OTHER SECURITIES OF THE COMPANY, SPECIFY THE CONVERSION FEATURES.]

     [IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [— INSERT FORMULA FOR DETERMINING THE AMOUNT]. Upon payment [IF APPLICABLE, INSERT — (i)] of the amount of principal so declared due and payable [IF APPLICABLE, INSERT — and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable)], all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee after having received the Required Consent (defined as follows). The Indenture also contains provisions permitting those Persons giving the Required Consent, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As used herein, “Required Consent” means except as otherwise expressly provided in the Indenture with respect to matters requiring the consent of each holder of Securities affected thereby: (i) the consent of holders of not less than a majority in aggregate principal amount at Stated Maturity of the Securities for any action to (x) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon such Trustee, or (y) consent to or waive, on behalf of the holders of all the Securities, any past default and its consequences, and (ii) with respect to all other actions requiring the consent of holders of the Securities, the consent of either (x) a majority in aggregate principal amount at Stated Maturity of the Securities or (y) a majority in aggregate principal amount at Stated Maturity of (I) the Securities, (II) the September Notes, if the holders of the September Notes are being requested to consent to such action with respect to the terms of the September Notes or the September Indenture, (III) the October Notes, if the holders of the October Notes are being requested to consent to such action with respect to the terms of the October Notes or the October Indenture, (IV) the February Notes, if the holders of the February Notes are being requested to consent to such action with respect to the terms of the February Notes or the February Indenture, (V) the November 1998 Notes, if the holders of the November 1998 Notes are being requested to consent to such action with respect to the terms of the November 1998 Notes or the November 1998 Indenture, (VI) the November 1999 Notes, if the holders of the November 1999 Notes are being requested to consent to such action with respect to the terms of the November 1999 Notes or the November 1999 Indenture, (VII) the January Notes, if the holders of the January Notes are being requested to consent to such action with respect to the terms of the January Notes or the January Indenture and (VIII) any other issue of unsubordinated, unsecured notes issued by the Company, if such notes or the indenture pursuant to which such notes were issued both (A) require the consent of the holders of such notes to such action and (B) provide that the holders thereof will vote with the holders of the Securities with respect to such action.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     [IF APPLICABLE, INSERT — As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

     IF APPLICABLE, INSERT — The Securities of this series are issuable only in registered form without coupons in denominations of $            and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.]

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse for the payment of the principal of (and premium, if any) or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any indenture supplemental thereto, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, or against any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, either at common law or in equity or by constitution or statute, being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 204. Securities in Global Form.

     If any Security of a series is issuable in global form (the “Global Security”), such Global Security may provide that it shall represent the aggregate amount of Securities of that series then Outstanding from time to time endorsed thereon and may also provide that the aggregate amount of Securities of that series then Outstanding represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Security. Any instructions by the Company with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 102.

     None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 205. Form of Trustee’s Certificate of Authentication.

     Dated:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

,
as Trustee

By:
Authorized Signatory

ARTICLE THREE

THE SECURITIES

Section 301. Amount of Securities Issuable Unlimited; Issuable in Series.

     The aggregate principal amount of Securities which may be authenticated and delivered on original issuance under this Indenture is unlimited.

     The Securities may be issued in one or more series. In addition to the terms set forth in this Indenture or in the Securities for any series, there shall be established in one or more Board Resolutions, or, pursuant to authority granted by one or more Board Resolutions and subject to Section 303, established in or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series any or all of the following, as applicable:

(1)	the title and series designation of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)	any limit on the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3)	the price or prices at which the Securities of the series will be issued;

(4)	the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(5)	the date or dates on which the principal of the Securities of the series and premium, if any, are payable;

(6)	the rate or rates (which may be fixed or variable) and/or the method of determination thereof at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

(7)	the place or places where the principal of and any premium and interest on Securities of the series shall be payable;

(8)	the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(9)	the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(10)	whether the Securities of the series will be secured and any provisions relating to the security provided;

(11)	any provision for the conversion or exchange of the Securities of the series, either at the option of the Holder thereof or the Company, into or for another security or securities of the Company, the security or securities into or for which, the period or periods within which, the price or prices, including any adjustments thereto, at which and the other terms and conditions upon which any Securities of the series shall be converted or exchanged, in whole or in part;

(12)	if other than denominations of $l,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(13)	if the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be other than the currency of the United States of America, such currency, currencies or currency units and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 101;

(14)	any term applicable to Original Issue Discount, if any (as that term is defined in the Internal Revenue Code of 1986 and the Regulations thereunder), including the rate or rates at which such Original Issue Discount, if any, shall accrue;

(15)	if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined by reference to one or more indices or a formula, the manner in which such amounts shall be determined;

(16)	if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, the periods within which and the term and conditions upon which such election is to be made and, if applicable, the manner in which such amount shall be determined;

(17)	if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(18)	if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be outstanding as of any date prior to the Stated Maturity or Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(19)	the application, if any, of either or both of Section 1302 and Section 1303 to the Securities of the series;

(20)	whether the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the form of any legend or legends which shall be borne by any such Global Security or Global Securities in addition to or in lieu of the legend set forth in Section 305, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 204, in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

(21)	if other than as specified in Section 501, the Events of Default applicable with respect to the Securities of the series;

(22)	if other than as specified in Section 502, the Events of Default the occurrence of which would permit the declaration of the acceleration of Maturity pursuant to Section 502;

(23)	whether the Securities of the series shall be issuable in whole or in part in registered form, bearer form or both, and any other terms required for the establishment of Securities of a series in bearer form, including, but not limited to, tax compliance procedures;

(24)	any special United States Federal income tax considerations applicable to the Securities of the series;

(25)	any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series, and any other covenant or warranty included for the benefit of Securities of the series in addition to (and not inconsistent with) those included in this Indenture for the benefit of Securities of all series, or any other covenant or warranty included for the benefit of Securities of the series in lieu of any covenant or warranty included in this Indenture for the benefit of Securities of all series, or any provision that any covenant or warranty included in this Indenture for the benefit of Securities of all series shall not be for the benefit of Securities of such series, or any combination of such covenants, warranties or provisions; and

(26)	any other term of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

     Unless otherwise provided with respect to the Securities of any series, the Company, at its option, may pay the interest on the Securities of any series that bears interest by mailing a check to the address of the Person entitled thereto at such address as shall appear in the Security Register.

     If any of the terms of a series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such series of Securities.

Section 302. Denominations.

     The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. In the absence of any specifications pursuant to Section 301 with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 303. Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, in addition to the items required by Section 102, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating:

(1)	if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2)	if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(3)	that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

     If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304. Temporary Securities.

     Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer or officers of the Company executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared. After the preparation of definitive Securities of such series, the temporary Securities of such series may be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 305. Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee for the Securities of each series a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

     At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

     If the Securities of any series (or any series and specified tenor) are to be redeemed, in whole or in part, the Company shall not be required (i) to issue, register the transfer of or exchange Securities of that series (or that series and tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee for the Securities of such series shall, in accordance with Section 303 and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in temporary or permanent form that (1) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities, (2) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, and (3) shall bear a legend substantially to the following effect: “THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM” and such other legend as may be required by the depositary.

     Notwithstanding any other provision of this Section 305, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

     If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for Securities of a series shall no longer be a clearing agency registered and in good standing under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee for the Securities of such series, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing such series in exchange for such Global Security or Global Securities.

     The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities. In such event, the Company will execute, and the Trustee for the Securities of such series, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such Series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing such series in exchange for such Global Security or Global Securities.

     If the Securities of any series shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Securities of such series shall have occurred and be continuing, the Company will promptly execute, and the Trustee for the Securities of such series, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing such series in exchange for such Global Security or Global Securities.

     If specified by the Company pursuant to Section 301 with respect to Securities of a series, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute and the Trustee for the Securities of such series shall authenticate and deliver, without charge:

(A)	to each Person specified by the Depositary a new registered Security or Securities of the same series, of an authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(B)	to the Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

     Upon the exchange of a Global Security in whole for Securities in definitive form, such Global Security shall be canceled by the Trustee for the Securities of such series. Securities issued in exchange for a Global Security shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee for the Securities of such series. Such Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Section 306. Mutilated, Destroyed, Lost and Stolen Securities.

     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Security and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

     The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307. Payment of Interest; Interest Rights Preserved.

     Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election, in each case, as provided in clause (1) or (2) below:

(1)	The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner specified in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)	The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308. Persons Deemed Owners.

     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee for the Security or any agent of any of the foregoing from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Security or impair, as between such Depositary and owners of beneficial interest in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 309. Cancellation.

     All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 309, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order, which shall be effected consistent with such Company Order in accordance with the standard procedures of the Trustee. The Trustee shall deliver a certificate of each such disposal to the Company.

Section 310. Computation of Interest.

     Except as otherwise specified as contemplated by Section 301 for Securities of any series (1) interest on any Securities which bear interest at a fixed rate shall be computed on the basis of a 360-day year comprised of twelve 30-day months and (2) interest on any Securities which bear interest at a variable rate shall be computed on the basis of the actual number of days in an interest period divided by 360.

Section 311. CUSIP Numbers.

     The Company in issuing the Securities of any series may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use the “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401. Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)	either

(A)	all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)	all such Securities not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)	the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

Section 402. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

Section 501. Events of Default.

     Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, “Event of Default”, wherever used herein with respect to Securities of any particular series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in the payment of the principal of (or premium, if any, on) any of the Securities of that series at its Maturity; or

(2)	default in the payment of any interest upon any of the Securities of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series, and continuation of such default for a period of 30 days; or

(4)	default, on the applicable Purchase Date, in the purchase of Securities required to be purchased by the Company pursuant to an Offer to Purchase as to which an Offer has been mailed to Holders or failure to make an Offer to Purchase as required hereunder; or

(5)	default in the performance, or breach, of Section 801; or

(6)	failure on the part of the Company duly to observe or perform any of the covenants or agreements on the part of the Company set forth in the Securities of that series or in this Indenture (other than a covenant or agreement in respect of which a failure by the Company to duly observe or perform is specifically dealt with in this Section 501 and other than those set forth exclusively in the terms of Securities of any series other than that series, or those which have been included in this Indenture for the benefit of

Securities of any series other than that series), and the continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities of that series at the time Outstanding, a written notice specifying such failure and requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(7)	a default or defaults under any bond(s), debenture(s), note(s) or other evidence(s) of Debt for money borrowed by the Company or any Restricted Subsidiary (or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any Restricted Subsidiary) having, individually or in the aggregate, a principal or similar amount outstanding of at least (a) $25 million for any period of time during which any of the Existing Senior Notes are Outstanding and (b) $50 million from and after the first date on which none of the Existing Senior Notes are Outstanding, whether such Debt now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay any portion of the principal or similar amount of such Debt when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Debt becoming or being declared due and payable; or

(8)	a final judgment or final judgments for the payment of money are entered against the Company or any Restricted Subsidiary in an aggregate amount in excess of (a) $25 million for any period of time during which any of the Existing Senior Notes are Outstanding and (b) $50 million from and after the first date on which none of the Existing Senior Notes are Outstanding by a court or courts of competent jurisdiction, which judgments remain undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal all such judgments has expired; or

(9)	the entry of a decree or order by a court having jurisdiction in the premises granting relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law adjudging the Company or any Significant Subsidiary as being bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or state law, or appointing a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary, or of substantially all of its properties, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(10)	the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated as being bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by the Company or any Significant Subsidiary to the filing of any such petition or to the appointment of a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary, or of any substantial part of its properties, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

Section 502. Acceleration of Maturity; Rescission and Annulment.

     If one or more of the Events of Default specified in Section 501, other than in Section 501(9) or 501(10), with respect to any particular series of Securities at the time Outstanding shall have occurred and be continuing, then in each and every such case, unless the principal of all the Securities of that series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of that series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such amount of principal as may be specified by the terms of that series) of all the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in Section 501(9) or 501(10) occurs and is continuing, then the principal of (and premium, if any, on), or a portion thereof, all the Securities of that series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in the principal amount of the Securities of that series then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)	the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)	all overdue interest on all Securities of that series (without duplication of any amount thereof paid or deposited pursuant to clauses (B) or (C) below),

(B)	the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities (without duplication of any amount thereof paid or deposited pursuant to clause (A) above or clause (C) below),

(C)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities (without duplication of any amount thereof paid or deposited pursuant to clause (A) or clause (B) above), and

(D)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and other amounts due to the Trustee under Section 607; and

(2)	all Events of Default with respect to Securities of that series, other than the non-payment of the principal of (and premium, if any) and accrued interest on the Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if, with respect to Securities of any particular series,

(1)	default is made in the payment of the principal of (or premium, if any, on) any of the Securities of that series at its Maturity, or

(2)	default is made in the payment of any interest on any of the Securities of that series when such interest becomes due and payable and such default continues for a period of 30 days,

the Company will, upon written demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates provided by the Securities of that series, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of that series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504. Trustee May File Proofs of Claim.

     In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and the Trustee may be a member of a creditors’ or other similar committee.

Section 505. Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 607; and

     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

     THIRD: To the Company.

Section 507. Limitation on Suits.

     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)	such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)	the Holders of not less than 25% in principal amount of the Securities of that series then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)	such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities of that series then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) any interest on such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date) and, if applicable, to convert such Security in accordance with the provisions of the Security of that series specified pursuant to Section 301(11) and to institute suit for the enforcement of any such payment and, if applicable, right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders.

     By giving the Required Consent, those Persons giving the Required Consent shall have the right, with respect to all Securities of each series for which the Required Consent is given, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, that

(1)	such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513. Waiver of Past Defaults.

     By giving the Required Consent, those Persons giving the Required Consent may, on behalf of the Holders of all Securities of each series for which the Required Consent is given, waive any past Default hereunder and its consequences, except a Default:

(1)	in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2)	in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, in the manner and to the extent provided in the Trust Indenture Act, having due regard to the merits and good faith of the claims or defenses made by such party; provided, that neither this Section 514 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

Section 515. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601. Certain Duties and Responsibilities.

     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

Section 602. Notice of Defaults.

     If a Default or Event of Default occurs and is continuing with respect to a series of Securities and if it is known to a Responsible Officer of the Trustee, the Trustee shall give the Holders of Securities of such series notice of such Default or Event of Default as and to the extent provided by the Trust Indenture Act; provided, however, that (1) in the case of any Default of the character specified in Section 501(6) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof; and (2) except in the case of a Default or Event of Default relating to the payment of principal of or any premium or interest on any Security of any series, the Trustee may withhold the notice if it determines, in good faith, that withholding the notice is in the interests of the Holders of such Securities.

Section 603. Certain Rights of Trustee.

     Subject to the provisions of Section 601:

     (1)  the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (2)  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (3)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

     (4)  the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (5)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (6)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled (subject to reasonable confidentiality arrangements as may be proposed by the Company) to examine the books, records and premises of the Company, personally or by agent or attorney;

     (7)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (8)  the Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Securities of any series for which it is acting as Trustee unless a Responsible Officer of Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities of such series and this Indenture; and

     (9)  the Trustee, acting in any other capacities pursuant to this Indenture, and any agent employed by the Trustee to act in any such capacity, shall be entitled to all benefits of this Article VI.

Section 604. Trustee Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605. Trustee May Hold Securities.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 607. Compensation and Reimbursement.

     The Company agrees:

(1)	to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)	except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)	to indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, including taxes (other than taxes based upon, measured by or determined by the revenue or income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing to it pursuant to this Section 607, except with respect to funds held in trust for the payment of the principal of and interest, premium and other amounts on, the Securities.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(9) or Section 501(10), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section 607 shall survive any termination of this Indenture and any resignation or removal of the Trustee.

Section 608. Conflicting Interests.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 609. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a Person that is eligible under the Trust Indenture Act to act as such. The Trustee shall have a combined capital and surplus of at least

$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of Federal or state supervising or examining authority, then for the purposes of this Section 609 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall, with respect to the Securities of any series, cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

Section 610. Resignation and Removal; Appointment of Successor.

     (1)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

     (2)  The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (3)  The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Securities of such series then Outstanding, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (4)  If at any time:

(A)	the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(B)	the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(C)	the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (5)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the

Holders of a majority in principal amount of the Securities of such series then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (6)  The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611. Acceptance of Appointment by Successor.

     (1)  In case of the appointment hereunder of a successor Trustee with respect to all Securities, every successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (2)  In case of the appointment hereunder of a successor Trustee with respect to the Securities of one of more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     (3)  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section 611, as the case may be.

     (4)  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

     (5)  No Trustee hereunder shall be liable for the acts or omissions of any successor Trustee.

Section 612. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613. Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 614. Appointment of Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 614, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 614, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 614.

     If an appointment with respect to one or more series is made pursuant to this Section 614, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

, as Trustee

By:	,

As Authenticating Agent

By:

Authorized Signatory

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701. Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee:

     (1)  not later than 15 days after each Regular Record Date for each series of Securities at the time Outstanding (or each date determined pursuant to Section 301 in the case of any series of Original Issue Discount Securities), a list for each series of Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date (or as of such other date, as the case may be); and

     (2)  at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as such Trustee is acting as Security Registrar for any series of Securities, no such list shall be furnished with respect to any such series.

Section 702. Preservation of Information; Communications to Holders.

     (1)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section

701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if it is acting as such. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

     (2)  The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

     (3)  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703. Reports by Trustee.

     (1)  Within 60 days after January 15 of each year commencing, with respect to each series of Securities, on the first January 15 after the issuance of such series, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

     (2)  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 704. Reports by Company.

     The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice from the Company of any information contained therein or determinable from information contained therein, including any notice required from the Company in connection with the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801. Company May Consolidate, Etc. Only on Certain Terms.

     The Company (1) shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and (2) shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, in each case (1) or (2), at the time and after giving effect thereto

(A)	either: (i) if the transaction or series of transactions is a consolidation of the Company with or a merger of the Company with or into any other Person, the Company shall be the surviving Person of such merger or consolidation, or (ii)

the Person formed by any consolidation with or merger with or into the Company, or to which the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed, leased or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (ii) being the “Surviving Entity”), shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect; and

(B)	immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Debt Incurred in connection with or as a result of such transaction or series of transactions as having been Incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(C)	the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, shall be equal to or greater than that of the Company immediately prior to such transaction or series of transactions;

provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary.

     For all purposes of this Indenture and the Securities, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided in Section 1010, and all Debt of the Surviving Entity and its Subsidiaries that was not Debt of the Company and its Subsidiaries prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Section 802. Successor Corporation to be Substituted.

     Upon any transaction or series of transactions that are of the type described in clause (1) or (2) of, and are effected in accordance with, Section 801, the Surviving Entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company. Such Surviving Entity thereupon may cause to be signed, and may issue either in its own name or in the name of Nextel Communications, Inc. or in the name of any corporation which previously shall have become the Company in accordance with the provisions of this Article Eight any or all of the Securities issuable hereunder, which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Surviving Entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such Surviving Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose; and, thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities. All of the Securities of a particular series so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities of such series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date or the execution hereof.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)	to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2)	to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company (and if such surrender relates to less than all series of Securities, stating that such surrender is expressly limited to such series); or

(3)	to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4)	to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(5)	to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided, that any such addition, change or elimination (a) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (b) shall become effective only when there is no such Security Outstanding; or

(6)	to comply with the requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

(7)	to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(8)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(9)	to make any provisions with respect to the conversion rights of Holders, including providing for the conversation of the Securities into any other security or securities of the Company; or

(10)	to cure any ambiguity, to correct or supplement any provision in this Indenture or the Securities of any series which may be inconsistent with any other provision in this

Indenture or such Securities, or to make any other provisions with respect to matters or questions arising under this Indenture or the Securities of any series; provided, that such action pursuant to this clause (10) shall not adversely affect the interests of the Holders of any such Securities in any material respect.

Section 902. Supplemental Indentures with Consent of Holders.

     After receipt of the Required Consent, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of each series for which the Required Consent is given; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon (including any change in the index, indices or formula pursuant to which such rate is determined that would reduce such rate for any period) or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date, or, in the case of an Offer to Purchase, on or after the applicable Purchase Date), or

(2)	reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, or

(3)	modify any of the provisions of this Section 902 or Section 513 or Section 1016, except to increase any percentage set forth therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 902 and Section 1016, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8), or

(4)	following the mailing of an Offer to Purchase with respect to an Offer to Purchase pursuant to Section 1012, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act.

Section 906. Reference in Securities to Supplemental Indentures.

     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

Section 1001. Payment of Principal, Premium and Interest.

     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. Interest on Securities shall be payable without presentment of such Securities and only to the registered Holders thereof determined as provided in Section 307. The Company shall have the right to require a Holder, in connection with the payment of the principal of (and premium, if any) and interest on a Security, to present at the office or agency of the Company at which such payment is made a certificate, in such form as the Company may from time to time prescribe, to enable the Company to determine its duties and liabilities with respect to any taxes, assessments or governmental charges which it may be required to deduct or withhold therefrom under any present or future law of the United States of America or of any state, county, municipality or taxing or withholding authority therein, and the Company shall be entitled to determine its duties and liabilities with respect to such deduction or withholding on the basis of information contained in such certificate or, if no such certificate shall be so presented, on the basis of any presumption created by any such law and shall be entitled to act in accordance with such determination. Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, at the option of the Company, interest may be paid by check mailed to the address of the Holder as such address appears in the Security Register.

Section 1002. Maintenance of Office or Agency.

     So long as any Securities of any series remain Outstanding, the Company will maintain in each Place of Payment for such series of Securities an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. In the event any such notice or demand is so made or served on the Trustee, the Trustee will promptly forward copies thereof to the Company.

     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 301, the Corporate Trust Office for the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefore, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

Section 1003. Money for Security Payments to be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, not later than 11:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will: (1) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the

Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004. Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 1005. Maintenance of Properties.

     The Company will cause all material properties used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such material properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

Section 1006. Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1007. Maintenance of Insurance.

     The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the

Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice. The Company shall, and shall cause its Restricted Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore all material properties to which such proceeds relate, provided, however, that the Company shall not be required to repair, replace or otherwise restore any such material property if the Board of Directors in good faith determines that such inaction is desirable in the conduct of the business of the Company or any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

Section 1008. Limitation on Consolidated Debt.

     The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt (including Acquired Debt), other than Permitted Debt, unless (1) with respect to Debt Incurred under this clause (1), the Debt so Incurred and outstanding is in an aggregate principal amount that does not exceed 2.25 times, with respect to Capital Stock sales after June 1, 1997 and on or prior to March 31, 1998, or 2.00 times, with respect to Capital Stock sales after March 31, 1998, the aggregate amount of net cash proceeds (or the Fair Market Value of property other than cash) received by the Company after June 1, 1997 from the issuance or sale (other than to a Restricted Subsidiary) of shares of its Capital Stock (other than Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), other than (a) proceeds applied for use as a Directed Investment (unless such designation has been revoked by the Board of Directors and the Company either abandons its plans to make such Investment or is able to make such Investment pursuant to Section 1009 (other than as a Directed Investment)) and (b) proceeds which have been included in the computation of the amounts available for Restricted Payments pursuant to clause (C)(ii) of Section 1009, to the extent the inclusion thereof was necessary to allow a subsequent Restricted Payment to be made, or (2) on the date of such Incurrence, after giving effect to the Incurrence of such Debt (or Acquired Debt) and the receipt and application of the net proceeds thereof (and, if the net proceeds of such new Debt are used to acquire a Person that becomes a Restricted Subsidiary or an operating business of the Company or a Restricted Subsidiary, to all terms of such acquisition) on a pro forma basis, the Operating Cash Flow to Consolidated Interest Expense Ratio would equal or exceed 1.75 to 1.

Section 1009. Limitation on Restricted Payments.

     The Company shall not, directly or indirectly:

(1)	declare or pay any dividend on, or make any distribution to the holders of, any shares of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase any such Capital Stock (other than Redeemable Stock));

(2)	purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value (other than value consisting solely of Capital Stock of the Company that is not Redeemable Stock or options, warrants or other rights to acquire such Capital Stock that is not Redeemable Stock), any Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock);

(3)	redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value (other than value consisting solely of Capital Stock of the Company that is not Redeemable Stock or options, warrants or other rights to acquire such Capital Stock that is not Redeemable Stock), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Debt that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Securities; or

(4)	make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Investment (other than any Permitted Investment) in any Person (other than in a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of such Investment);

(each of the foregoing actions set forth in clauses (1) through (4), other than any such action that is a Permitted Investment or a Permitted Distribution, being referred to as a “Restricted Payment”) unless, at the time of such Restricted Payment, and after giving effect thereto:

(A)	no Default or Event of Default shall have occurred and be continuing;

(B)	except with respect to Investments, after giving effect, on a pro forma basis, to such Restricted Payment and the Incurrence of any Debt the net proceeds of which are used to finance such Restricted Payment, the Consolidated Debt to Annualized Operating Cash Flow Ratio would not have exceeded 7.0 to 1; and

(C)	after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after February 15, 1994 shall not exceed:

(i)	the excess of Operating Cash Flow of the Company for the period (taken as one accounting period) from April 1, 1994 to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment over 1.75 times the Consolidated Interest Expense during such period, plus

(ii)	the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution), received by the Company from the issuance or sale (other than to a Restricted Subsidiary) on or after February 15, 1994 of shares of its Capital Stock (other than Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), other than (x) (except for purposes of determining whether an Investment under clause (4) above is permitted) shares of Capital Stock or options, warrants or other rights to purchase Capital Stock (or shares issuable upon exercise thereof) issued or sold in the PowerFone Merger, Questar/AMI Share Exchanges, Motorola Business Acquisition and NTT transactions as defined and described in the Company’s prospectus, dated February 9, 1994, relating to the Company’s Senior Redeemable Discount Notes due 2004, and (y) shares of Capital Stock or options, warrants or other rights to purchase Capital Stock (or shares issuable upon exercise thereof), the proceeds of the issuance of which is used (a) to make a Directed Investment (unless such designation has been revoked by the Board of Directors and the Company is able to make such Investment pursuant to this Section 1009 (other than as a Directed Investment)) or (b) to Incur Debt under clause (1) of Section 1008 (unless and until the amount of any such Debt (I) is treated as newly issued Debt and could be Incurred in accordance with Section 1008 (other than under clause (1) thereof) or (II) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with Section 1008 (other than under clause (1) thereof) or (III) has otherwise been repaid), plus

(iii)	the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution), received by the Company from the issuance or sale (other than to a Restricted Subsidiary) after February 15, 1994 of any Capital Stock of the Company (other than Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), upon the conversion of, or exchange for, Debt of the Company or a Restricted Subsidiary.

     The foregoing limitations in this Section 1009 do not limit or restrict the making of any Permitted Distribution, Permitted Investment or Directed Investment, and none of a Permitted Distribution, Permitted Investment or Directed Investment shall be counted as a Restricted Payment for purposes of clause (C) above. In addition, the foregoing limitations do not prevent the Company from (I) paying a dividend on Capital Stock of the Company within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the provisions of this Indenture, (II) repurchasing Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Subsidiary thereof for consideration not to exceed $500,000 in the aggregate in any fiscal year (with repurchases pursuant to this clause (II) not being counted as Restricted Payments for purposes of clause (C) above), or (III) the repurchase, redemption or other acquisition for value of Capital Stock of the Company to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any of its Subsidiaries from any governmental agency.

     Notwithstanding the foregoing limitations in this Section 1009, the Company will be permitted to make any Investment in a Person that is not (either before or after giving effect thereto) a Subsidiary of the Company, provided that, immediately after giving effect thereto, the amount equal to (x) the aggregate amount of all Investments made pursuant to this paragraph minus (y) all cash received by the Company or any Restricted Subsidiary from the sale, transfer or other disposition to a Person that is not a Subsidiary of the Company, of any such Investment (or portion thereof) included in such aggregate amount (with the amount of cash to be counted for this purpose not to exceed the amount of such Investment (or portion thereof) so included), shall not exceed the greater of (i) $400 million and (ii) 2% of the Total Market Value of Equity of the Company as of such time. For purposes of determining the aggregate amount of Investments referred to in clause (x), the amount of any Investment shall be deemed to equal the cash portion thereof plus the fair market value of any non-cash portion thereof (to the extent such portion constitutes an Investment) at the time such Investment is made, as determined by the Board of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).

     Notwithstanding the foregoing, no Investment in a Person will be a Restricted Payment if (a) immediately thereafter such Person would be a Restricted Subsidiary or (b) pursuant to the terms of the agreement under which such Investment is made, within 365 days of the date of such Investment, such Person (i) will become a Restricted Subsidiary or (ii) will be merged or consolidated with or into, or will transfer or convey substantially all of its assets to, the Company or a Restricted Subsidiary; provided, that if an Investment is made pursuant to an agreement as described in this clause (b) and such agreement is terminated prior to the consummation of the transactions contemplated thereby, such Investment will become a Restricted Payment unless the Company liquidates such Investment within 365 days of the termination of such agreement. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (C) of the third preceding paragraph or the aggregate amount of Investments pursuant to clause (x) of the immediately preceding paragraph, in each case to the extent such Investments would otherwise be so counted.

     For purposes of clause (C)(iii) above, the net proceeds received by the Company from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Debt of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (X) the sum of (i) the principal amount or accreted value (whichever is less) of such Debt on the date of such conversion or exchange and (ii) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus (Y) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clause (C)(iii) above, the net proceeds received by the Company from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (i) the additional cash consideration, if any, received by the Company upon such exercise, minus (ii) all expenses incurred in connection with such issuance or sale.

     For purposes of this Section 1009, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment, as determined by the Board of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).

Section 1010. Restricted Subsidiaries.

     The Company shall not designate any Restricted Subsidiary as an Unrestricted Subsidiary, and shall not itself, and shall not permit any Restricted Subsidiary to, sell, convey, transfer or otherwise dispose of any assets, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction, unless, after giving effect to any such action, the assets (not including any assets so sold, conveyed, transferred or otherwise disposed of, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction) and business of the Company and its remaining Restricted Subsidiaries generated at least 90% of Digital Mobile-SMR Operating Cash Flow in the fiscal quarter of the Company most recently completed prior to the date of such action.

     The Board of Directors may designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of the Company as a Restricted Subsidiary if, after giving effect to such action (and, if such designation is made in connection with the acquisition of a Person or an operating business that is about to become a Subsidiary of the Company, after giving effect to all terms of such acquisition) on a pro forma basis, on the date of such action, the Debt, if any, of such Unrestricted Subsidiary or Person outstanding immediately prior to such designation would have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

     Subject to the second preceding paragraph and compliance with Section 1009, the Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary so long as such Subsidiary satisfies the definition of Unrestricted Subsidiary.

     The designation by the Board of Directors of a Restricted Subsidiary as an Unrestricted Subsidiary shall, for all purposes of Section 1009 (including clause (B) in the first paragraph of Section 1009), be deemed to be a Restricted Payment of an amount equal to the fair market value of the Company’s ownership interest in such Subsidiary (including, without duplication, such indirect ownership interest in all Subsidiaries of such Subsidiary), as determined by the Board of Directors in good faith and evidenced by a Board Resolution.

     The Board of Directors, from time to time, may designate any Person that is about to become a Subsidiary of the Company as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time such Subsidiary is created it contains no assets (other than such de minimis amount of assets then required by law for the formation of corporations) and no Debt. Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries shall be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this Section 1010, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries. The Board of Directors shall not change the designation of a Subsidiary of the Company more than twice in any period of five years.

Section 1011. Transactions with Affiliates.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or series of related transactions with any Affiliate of the Company on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person that is not such an Affiliate; provided, however, that this Section 1011 shall not limit, or be applicable to, (1) any transaction involving one or more Unrestricted Subsidiaries and not involving the Company or any Restricted Subsidiary, (2) any transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries or (3) any Permitted Transactions. In addition, any transaction or series of related transactions, other than Permitted Transactions, between the Company or any Restricted Subsidiary and any Affiliate of the Company (other than a Restricted Subsidiary) involving an aggregate consideration of $25 million or more must be approved in good faith by a majority of the Company’s Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution. For purposes of this Section 1011, any transaction or series of related transactions between the Company or any Restricted Subsidiary and an Affiliate of the Company that is approved by a majority of the Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution shall be deemed to be on terms as favorable as those that might be obtained at the time of such transaction (or series of transactions) from a Person that is not such an Affiliate and thus shall be permitted under this Section 1011.

Section 1012. Change of Control.

     Upon the occurrence of a Change of Control, the Company shall be required to make an Offer to Purchase to each Holder of Outstanding Securities to purchase all or any part of the Holder’s Outstanding Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the relevant Purchase Date. The Offer to Purchase must be made within 30 days following a Change of Control, must remain open for at least 10 and not more than 60 days and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

Section 1013. Activities of the Company and Restricted Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the telecommunications business and related activities and services, including such businesses, activities and services as the Company and the Restricted Subsidiaries are engaged in on the Closing Date.

Section 1014. Provision of Financial Information.

     Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required to file them. The Company shall also in any event (1) within 15 days of each Required Filing Date (a) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (b) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were subject thereto and (2) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. The Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

Section 1015. Statement by Officers as to Default.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 1016. Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any covenant or condition set forth in accordance with Section 301(25), Section 901(2) or Section 901(7), with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Securities of such series then Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 1017. Termination of Covenants

     Notwithstanding any other provision of this Indenture, from and after the first date that (1) a series of Securities issued under this Indenture is rated Investment Grade by S&P and Moody’s and (2) no Default or Event of Default has occurred and is continuing with respect to such series, then the Company will no longer be required to comply with any covenant or condition, with respect to such series, set forth in Sections 1005 through 1013, inclusive, Section 801(C) or any other covenant or condition (1) applicable to such Securities pursuant to 301(25), Section 901(2) or Section 901(7) or (2) set forth in such Securities or incorporated therein, except for covenants or conditions relating to the payment of principal, premium (if any) or interest on such Securities.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101. Applicability of Article.

     Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article Eleven.

Section 1102. Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in any other manner specified, as contemplated by Section 301, for such Securities or series of Securities. In the case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 1103. Selection by Trustee of Securities to Be Redeemed.

     If less than all the Securities of any series are to be redeemed in accordance with this Article Eleven (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series; provided, that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination or a denomination larger than the minimum authorized denomination for Securities of that series. If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     The provisions of the two preceding paragraphs shall not apply to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination for such Security.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1104. Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

     All notices of redemption shall state (including CUSIP number, if any):

(1)	the Redemption Date;

(2)	the Redemption Price and accrued interest, if any;

(3)	if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the Security to be redeemed;

(4)	that on the Redemption Date the Redemption Price and accrued interest, if any, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)	the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any; and

(6)	that the redemption is for a sinking fund, if such is the case.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

     Any notice which is mailed in the manner herein provided shall be presumed conclusively to have been duly given, whether or not the Holder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for redemption for any other Security.

Section 1105. Deposit of Redemption Price.

     Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 1106. Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, required as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If, on or after the Redemption Date, any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1107. Securities Redeemed in Part.

     Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Security Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Security Registrar shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided, that if a Global Security is so surrendered, such new Security so issued shall be a new Global Security in a denomination equal to the unredeemed portion of the principal of the Global Security.

ARTICLE TWELVE

SINKING FUNDS

Section 1201. Applicability of Article.

     The provisions of this Article Twelve shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 1202. Satisfaction of Sinking Fund Payments with Securities.

     The Company (1) may deliver outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the term of such Securities or through the application of permitted optional sinking fund payments pursuant to the term of such Securities, in each case, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the term of such series; provided, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1203. Redemption of Securities for Sinking Fund.

     Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and will also deliver to the Security Registrar any Securities to be so delivered. Not less than 60 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 1301. Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.

     Unless otherwise specified as contemplated by Section 301 with respect to Securities of a particular series, the Company may, at its option, by Board Resolution or any other manner specified as contemplated by Section 301 for such series of Securities, at any time, with respect to any series of

Securities, elect to have either or both of Section 1302 or Section 1303 be applied to the Outstanding Securities of such series, upon compliance with the conditions set forth below in this Article Thirteen.

Section 1302. Defeasance and Discharge.

     Upon the Company’s exercise under Section 1301 of its option to have this Section 1302 applied to the Outstanding Securities of a particular series (as a whole and not in part), the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”), and thereafter such Securities shall not be subject to redemption pursuant thereto. For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of the Outstanding Securities of such series to receive, solely from the trust fund described in Section 1305 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when payments are due, (2) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option to have this Section 1302 applied to the Outstanding Securities of such series notwithstanding the prior exercise of its option to have Section 1303 applied to the Securities of such series. Following a Defeasance, payment of the Securities of such series may not be accelerated because of the occurrence and continuance of an Event of Default.

Section 1303. Covenant Defeasance.

     Upon the Company’s exercise under Section 1301 of its option to have this Section 1303 applied to the Outstanding Securities of a particular series (as a whole and not in part), (1) the Company shall be released from its obligations under Sections 801(C), 1005 through 1014, inclusive, and under any additional or substitute covenant established with respect to the Securities of any series (a) pursuant to Section 301(25), Section 901(2) or Section 901(7) or (b) pursuant to the terms set forth in the Securities or incorporated therein if the Securities of such series have been determined pursuant to Section 301 to be subject to this provision (with Section 1015, and any such additional and substitute covenant, referred to herein as a “Defeasible Covenant”), and (2) the occurrence of any event specified in Sections 501(5), 501(6), 501(7) or 501(8) with respect to such Defeasible Covenant shall be deemed not to be or result in an Event of Default, in each case, with respect to the Outstanding Securities of such series as provided in this Section 1303 on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Defeasible Covenant, whether directly or indirectly by reason of any reference elsewhere herein to any Defeasible Covenant or by reason of any reference in any such Defeasible Covenant to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby. Following a Covenant Defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default specified in Section 501(9) or Section 501(10) or by reference to Section 501(8) and such Defeasible Covenant.

Section 1304. Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions precedent to the application of either Section 1302 or Section 1303 to the Outstanding Securities of a particular series:

(1)	The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) if the Securities of such series are denominated in Dollars, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Securities of such series on the Maturity of such principal, premium, if any, or interest, and any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the due dates thereof, in accordance with the terms of this Indenture and such Securities, or (B) if the Securities of such series are denominated in a currency or currency unit other than Dollars, (i) money in such currency or currency units in an amount, or (ii) Foreign Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money or such currency or currency unit in an amount, or (iii) a combination thereof, in each case, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Securities of such series on the Maturity of such principal, premium, if any, or interest and any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the due dates thereof, in accordance with the terms of this Indenture and such Securities. Before such a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article Eleven, which shall be given effect in applying the foregoing. As used herein: (a) “U.S. Government Obligation” means any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make a ny deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt; and (b) “Foreign Government Obligation” means any security which is (x) a direct obligation of the government that issued such currency for the payment of which the full faith and credit of such government is pledged or (y) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality for such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case (x) or (y), is not callable or redeemable at the option of the issuer thereof, and shall also include any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Foreign Government Obligation or a specific payment of principal or interest on any such Foreign Government Obligation held by such custodian for the account of the holder of such depositary receipt; provided, that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Foreign Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2)	In the event of an election to have Section 1302 apply to the Outstanding Securities of a particular series, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)	In the event of an election to have Section 1303 apply to the Outstanding Securities of a particular series, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)	No Default with respect to the Outstanding Securities of such series shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as the subsections 501(9) and (10) are concerned, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit, it being understood that the condition in this clause (B) shall not be deemed satisfied until the expiration of such period.

(5)	Such Defeasance or Covenant Defeasance shall not cause the Trustee for the Securities of such series to have a conflicting interest as defined in Section 608 or for purposes of the Trust Indenture Act with respect to any securities of the Company.

(6)	Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(7)	Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered thereunder or exempt from registration thereunder.

(8)	Such Defeasance or Covenant Defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.

(9)	The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 1305.	Deposited Money, U.S. Government Obligations and Foreign Government Obligations to Be Held in Trust; Miscellaneous Provisions.

     Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations or Foreign Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1305 and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities of such series.

     Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations or Foreign Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the Outstanding Securities of such series.

Section 1306. Reinstatement.

     If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Thirteen, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Outstanding Securities of such series from which the Company has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen with respect to the Outstanding Securities of such series, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1305 with respect to such Securities in accordance with this Article Thirteen; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust by the Trustee or the Paying Agent.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

NEXTEL COMMUNICATIONS, INC.

By: /s/ Leonard J. Kennedy

Name: Leonard J. Kennedy
Title: Senior Vice President and General Counsel

Attest:
/s/ Christie A. Hill

	BNY MIDWEST TRUST COMPANY	, Trustee

By: /s/ D.G. Donovan
Name: D.G. Donovan
Title: Assistant Vice President